Exhibit 99.1

July 9, 2024

For immediate release

California Water Service Group Subsidiary Files Plan to Invest
$1.6 Billion in its California Water Systems in Upcoming Three Years,
Proposes Program to Decouple Revenue from Water Sales

SAN JOSE, Calif.—To continue providing safe, clean, reliable tap water to customers across the communities it serves, California Water Service (Cal Water)—the largest subsidiary of California Water Service Group (NYSE: CWT)—yesterday submitted Infrastructure Improvement Plans for its California districts from 2025-2027 in its General Rate Case (GRC) filing with the California Public Utilities Commission (CPUC). The application also proposes a Low-Use Water Equity Program, which would decouple revenue from water sales, to assist low-water-using, lower-income customers.

The required, triennial filing begins an approximately 18-month review process by the CPUC, an independent state agency, which will analyze the Infrastructure Improvement Plans, operating budget proposals, and Low-Use Water Equity Program to establish water rates for 2026-2028 that reflect the actual cost of providing safe, reliable water service. Associated rates set by the CPUC would become effective no sooner than January 2026.

In the plans, Cal Water proposes to invest more than $1.6 billion in its districts from 2025-2027, including approximately $1.3 billion of newly proposed capital investments. About 46% of the proposed new infrastructure improvements would replace aging water pipelines, which is designed to enhance water supply reliability to support customers’ and firefighters’ everyday and emergency needs. The plans also include, among other projects:

●	Water quality upgrades to treat for existing and newly regulated contaminants.

●	Infrastructure replacements to help pump and deliver water reliably.

●	Equipment such as generators to help withstand power outages and shutoffs, and solar installation projects to help reduce Cal Water’s dependency on the electric power grid and its environmental footprint.

●	Physical and cyber security and safety enhancements to help protect facilities, customers, and employees.

●	Water supply initiatives to help safeguard long-term reliability and sustainability of water sources.

●	Advanced Metering Infrastructure to aid conservation efforts and enhance water-use efficiency.

Cal Water’s proposed Low-Use Water Equity Program would decouple revenue from water sales across its regulated service areas. The program is designed to work in conjunction with Cal Water’s proposed progressive, four-tier rate design and sales forecast proposals to enhance affordability—particularly for low-use and low-income customers—plus reinforce conservation goals, while providing the utility an opportunity to recover its authorized revenue requirement in a timely manner.

To support these investments, Cal Water has proposed to the CPUC to increase 2026 total revenue by $140.6 million, or 17.1%. This increase is based on 2026 authorized revenue at current rates. Cal Water also proposes to increase revenue by $74.2 million, or 7.7%, in 2027; and $83.6 million, or 8.1%, in 2028. The company also continues to focus on enhancing efficiency and reducing expenses to help offset the cost of upgrades.

“Our multi-year, proactive Infrastructure Improvement Plans reflect our commitment to continue providing safe, clean, and reliable drinking water to our customers and communities,” said Martin A. Kropelnicki, Chairman and CEO. “We believe these ongoing investments and proposed decoupling program will help us fulfill our promise to deliver quality, service, and value, as we navigate issues such as our changing climate, increasingly stringent regulations, and inflation.”

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (PSLRA). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and our management's beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks, commits or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing expected timing of and impacts from Cal Water’s GRC filing, including expected revenue increases. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable but are subject to uncertainty and risks. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; increased risk of inverse condemnation losses as a result of climate change and drought; the outcome and timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; the impact of opposition to rate increases; our ability to recover costs; our ability to renew leases to operate water systems owned by others on beneficial terms; availability of water supplies; housing and customer growth; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate change, natural disasters, and actual or threatened public health emergencies on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; the impact of stagnating or worsening business and economic conditions; the impact of market conditions and volatility on unrealized gains or losses on our operating results; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations geographically; the impact of evolving legal and regulatory requirements, including emerging environmental, social and governance requirements; and other risks and unforeseen events described in our SEC filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as in our Annual 10-K, Quarterly 10-Q's, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). We are not under any obligation, and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media Contact

Yvonne Kingman

ykingman@calwater.com

310-257-1434